UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2023
Date of Report (Date of earliest event reported)

ITRON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22418	91-1011792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2111 N. Molter Road	Liberty Lake,	WA	99019
(Address of principal executive offices, Zip Code)

(509)	924-9900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this Amendment) amends the Current Report on Form 8-K filed by Itron, Inc. (the Company) with the U.S. Securities and Exchange Commission on May 11, 2023 (the Original Form 8-K). The Original Form 8-K was filed to report the results of the Company’s 2023 Annual Meeting of Shareholders held on May 11, 2023 (the 2023 Annual Meeting). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers (say-on-pay votes). Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Consistent with the recommendation of the Company’s Board of Directors (the Board) as set forth in the Company’s proxy statement with respect to the 2023 Annual Meeting, 94.5% of votes at the 2023 Annual Meeting were cast in favor of conducting say-on-pay votes on an annual basis. In light of this result and in accordance with the Board’s recommendation, the Board has determined that the Company will conduct say-on-pay votes on an annual basis until the next required shareholder advisory vote regarding the frequency of such votes. The next advisory vote regarding say-on-pay frequency is currently expected to be held at the Company’s 2029 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

	By:	/s/ CHRISTOPHER E. WARE
Dated: July 5, 2023		Christopher E. Ware
Senior Vice President, General Counsel and Corporate Secretary